EXHIBIT 99.1

United States Antimony Corporation Announces a

Company Update / Investor Call for the 18th of October

at 2:00 PM Mountain Time (4:00 PM Eastern)

THOMPSON FALLS, MT / ACCESSWIRE / October 17, 2023 / United States Antimony Corporation ("USAC"), (NYSE American: UAMY) announces a Company Update / Investor Call for the 18th of October at 2:00 PM Mountain Time (4:00 PM Eastern).

Title: United States Antimony Corporation Investor Call

Event Date: Wednesday, October 18, 2023 – 4:00 PM Eastern Time

Presentation Type: Teleconference Only

Event Duration: 60 Minutes (maximum)

Dial In Information:

Toll Free: 888-506-0062 International: 973-528-0011

Participant Access Code: 318349

Teleconference Replay Number:

Toll free: (877) 481-4010

International: (919) 882-2331

Replay Passcode: 49313 (Replay expires on November 1, 2023)

Speakers:	Gary C. Evans, Chairman of the Board
Joe Bardswich, Director Rick Isaak, Senior Vice President & Chief Financial Officer

Forward Looking Statements:

This conference call may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are based upon current expectations or beliefs, as well as a number of assumptions about future events, including matters related to the Company's operations, pending contracts and future revenues, ability to execute on its increased production and installation schedules for planned capital expenditures and the size of forecasted deposits. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent filings, including Form 10-KSB with the Securities and Exchange Commission.

CONTACT:

United States Antimony Corp. PO Box 643 47 Cox Gulch Rd. Thompson Falls, Montana 59873-0643 E-Mail: info@unitedstatesantimony.com  Phone: (310) 628-2062

SOURCE: United States Antimony Corporation